UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2003

R-B RUBBER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-25974

OREGON	93-0967413
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

904 East 10th Avenue, McMinnville, Oregon 97128
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (503) 472-4691

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure

                On January 10, 2003, R-B Rubber Products, Inc. (“the Company”) announced that its shareholders had approved the merger agreement and related transactions (the “Merger”) pursuant to which the Company would become a wholly-owned subsidiary of Dash Multi-Corp., Inc.  The Merger became effective on that same date.  The Company’s press release announcing these events is attached hereto.  Pursuant to the Merger, the Company’s shareholders will be entitled to receive $2.80 in exchange for each share of the Company’s stock held by them.

Item 7.    Financial Statements and Exhibits

(A)	Financial statements of businesses acquired

Not applicable

(B)	Pro forma financial information

Not applicable

(C)	Exhibits

Exhibit 2.1

Agreement and Plan of Merger, dated August 13, 2002, by and among Dash Multi-Corp., Inc., R-B Acquisition Corp., and R-B Rubber Products, Inc. (incorporated by reference to Annex A to the Schedule 14A Proxy Statement filed by R-B Rubber Products, Inc. dated November 22, 2002).

	Exhibit 99.1	Press release of R-B Rubber Products, Inc. dated January 10, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R-B RUBBER PRODUCTS, INC.

(Registrant)

Date: January 17, 2003	By:	/s/ Paul M. Gilson
Name: Paul M. Gilson Title: Executive Vice President and General Manager

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1

Agreement and Plan of Merger, dated August 13, 2002, by and among Dash Multi-Corp., Inc., R-B Acquisition Corp., and R-B Rubber Products, Inc. (incorporated by reference to Annex A to the Schedule 14A Proxy Statement filed by R-B Rubber Products, Inc. dated November 22, 2002).

99.1	Press release of R-B Rubber Products, Inc., dated January 10, 2003